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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          Date of Report: June 30, 1999


                         Commission file number 0-26980


                            ARV Assisted Living, Inc.
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             (Exact name of Registrant as specified in its charter)


              Delaware                                         33-0160968
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    (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                          Identification No.)


        245 Fischer Avenue, D-1
            Costa Mesa, CA                                        92626
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(Address of principal executive office)                         (Zip Code)


                                 (714) 751-7400
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                Registrants telephone number, including area code


                                       N/A
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              (Former name, former address and former fiscal year,
                         if changed since last report)



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Item 5. Other Events

It was announced that a California State court has issued a decision requiring ARV Assisted Living, Inc. ("ARV") to pay $5.4 million to a competitor, Emeritus Corp. ("Emeritus") as a result of a lawsuit brought by Emeritus in April 1998. Emeritus alleged in the lawsuit that ARV's Shareholder Rights Agreement ("Rights Agreement") had been triggered.

Emeritus first became an ARV stockholder in early 1997 and soon afterward attempted to complete a hostile takeover of ARV. Emeritus's interest in ARV occurred, however, at about the same time that ARV was finalizing an agreement with Lazard Freres Real Estate Investors LLC ("Lazard") to sell a 49.9% stake in the company for about $130 million. The transaction between ARV and Lazard was amended in October 1997, giving Lazard a 38% direct stake in ARV.

At the same time, Lazard entered into a voting agreement with certain members of ARV's management holding about 9% of ARV's stock. Subsequently, Lazard purchased some additional shares from other shareholders in January 1998, bringing its direct holding in ARV to about 47.8%. Emeritus claimed in the lawsuit that Lazard's direct interest combined with the voting agreement exceeded the 50% trigger level that was applicable to Lazard under the Rights Agreement.

At trial, ARV argued that the Rights Agreement was not triggered because the stock purchases by Lazard were approved by the ARV board and thus were expressly exempted from the 50% trigger level according to the terms of the Rights Agreement. The court found in favor of Emeritus but refused to grant Emeritus the $18 million in damages or repayment of any legal fees as Emeritus had sought, instead awarding damages of $5.4 million.

The company will record the damage award in the June 30, 1999, financial statements. The company plans to appeal the decision and is optimistic about ultimately defeating Emeritus' claim. However, the company can make no assurances that the court will decide in its favor.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 9, 1999
                                               /s/ Abdo Khoury
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                                                   Abdo Khoury
                                                   Senior Vice President,
                                                   Chief Financial Officer


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